Exhibit 10.2

DOMESTIC SERVICES AGREEMENT

This DOMESTIC SERVICES AGREEMENT (“Agreement”) is entered into as of January 29, 2006, by and among Toys “R” Us – Delaware, Inc., a Delaware corporation (the “Company”), (i) each entity listed on Schedule 1 hereto (as such Schedule 1 may be amended from time to time to reflect the addition or deletion of Clients (as hereinafter defined) and (ii) each entity who shall, after the date hereof and from time to time, join in and become a party to this Agreement by executing and delivering to the Company a joinder (each such letter, a “Joinder”) in the form of Exhibit A attached hereto (each such person in (i) and (ii), a “Client,” and collectively, the “Clients”).

W I T N E S S E T H :

WHEREAS, each of the Clients is an affiliate of the Company;

WHEREAS, the Clients need to obtain services in the areas of finance and accounting matters and legal matters;

WHEREAS, the Clients and the Company desire for the Company to provide such services to the Clients as further detailed herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

1.        Services to be Provided by the Company.  During the Term (as defined below), the Company hereby agrees to make available to each Client, as required from time to time by such Client in the conduct of its business the Services (as defined below). The Company shall determine the Company personnel who shall perform the Services. The Company may, at its option, from time to time delegate any or all of its obligations under this Agreement to any one or more of its affiliates. In addition, the Company may, as it deems necessary or desirable, engage the services of third-party professionals and consultants in connection with the performance of the Services, provided, that the Company shall remain responsible to the Clients for such other third-party providers of the Services. The Services shall mean the following:

(a)      Finance and Accounting services, including without limitation managing and preparing accounting records and financial statements, managing and preparing income, franchise, sales, payroll and property tax returns, conducting tax audits, preparing tax accounting entries and rendering tax advice, managing investments, managing external and intercompany loans, preparing and or reviewing loan agreements, managing bank accounts, and managing cash management systems, creation of the budgets, preparation of financial analysis, and such other similar related finance and cash management related services;

(b)      Legal services, including managing, preparing and or reviewing contracts and agreements, preparing and maintaining legal books and records, preparing minutes of board meetings, and conducting and or managing litigation; and

(c)      Such other services as agreed to by the Company and each Client from time to time.

2.        Payment of Fees.

(a)      During the Term, for each Fiscal Year, in exchange for the Services, each Client shall pay to the Company an annual fee (the “Fee”) equal to (x) such Client’s Allocated Percent (as hereinafter defined) times (y) the portion of the Company’s annual budget that is approved by the Company’s board of directors for such Fiscal Year (as hereinafter defined) related to the Services (each, a “Department Budget”) (each such Department Budget shall be annexed hereto as Schedule II no later than 90 days following the approval of the annual budget). The Fee shall be recalculated at the beginning of the Company’s Fiscal Year (with the first such recalculation being done on or about February 3, 2007); provided, however, that the Fee payable by a Client for the fiscal year in which Services are first provided to such Client shall be set forth in such Client’s Joinder. As used in this Agreement, “Fiscal Year” means the 52 or 53 week period ending with the last Saturday nearest January 31st.

(b)      Each Client’s “Allocated Percent” shall be equal to the sum of (x) such Client’s Budgeted Net Revenue Percent (as hereinafter defined) times 50% plus (y) such Client’s Asset Percent (as hereinafter defined) times 50%.

(c)      Each Client’s “Budgeted Net Revenues Percent” shall be equal to the quotient obtained by dividing (x) the amount of the budgeted net revenues of such Client for the Fiscal Year as set forth on such Client’s approved annual budget divided by (y) the sum of (1) the aggregate amount of the budgeted net revenues of all Clients as set forth on all Client’s approved annual budget plus (2) the sum of all budgeted net revenues for the Company as set forth on the Company’s approved annual budget. For purposes of determining the budgeted net revenues of a Client, expense amounts directly passed through to another Client for reimbursement shall be excluded from the calculation of net revenues.

(d)      Each Client’s “Asset Percent” shall be equal to the quotient obtained by dividing (x) such Client’s assets (determined on a net book value basis) as set forth on such Client’s approved annual budget divided by (y) the sum of (1) the aggregate assets (determined on a net book value basis) of all Clients as set forth on all Client’s approved annual budget plus (2) the assets (determined on a net book value basis) of the Company as set forth on the Company’s approved annual budget. The asset value with respect to non-capitalized leased properties shall be equal to eight (8) times the annual rent under each such lease. For purposes of determining a Client’s assets, the amount of investments in a Client’s subsidiaries that are also Clients herein shall be excluded from the calculation of such Client’s assets.

(e)      The amount of each Client’s assets and net revenues shall be calculated, in each case, without duplication.

(f)      The Company’s and each Client’s budgeted amount of net revenues and assets (determined on a net book value basis), measured in each case as of the beginning of the applicable Fiscal Year shall be set forth on Schedule III, opposite such Client’s name, as adjusted annually.

The following example is for illustration purposes only: The aggregate amount of the Department Budgets is $100. The budgeted net revenues for the Company and each of Client A,

B and C is $40, $30, $20 and $10, respectively. The asset values of the Company and each of Client A, B and C is $50, $20, $25 and $5, respectively.

Therefore, each Client’s Fee is equal to as follows:

Company’s Fee equals $50, or $100 x (((50/100) x 50%) plus ((50/100) x 50%))

Client A’s Fee equals $25, or $100 x (((30/100) x 50%) + ((20/100) x 50%))

Client B’s Fee equals $22.50, or $100 x (((20/100) x 50%) + ((25/100) x 50%))

Client’s C’s Fee equals $7.50, or $100 x (((10/100) x 50%) + ((5 /100 x 50%))

(g)      The Fee for each Client for the fiscal year ended February 3, 2007 is set forth on Schedule IV annexed hereto. The Company shall update Schedule IV for each Fiscal Year, and shall provide a copy of Schedule IV to each Client.

(h)      Each Client shall promptly deliver its approved budget to the Company following such budget’s approval. The Company shall attach its approved budget and each Client’s approved budget hereto as Schedule III.

(i)      In addition to the foregoing, each Client shall reimburse the Company (or pay directly any third parties providing services to or for the benefit of such Client) for all reasonable out-of-pocket and direct expenses (collectively, the “Expenses”) actually incurred by the Company in the performance of the Services for such Client and not otherwise included in a Department Budget.

(j)      If the Fee is subject to sales tax, value added tax or similar taxes, such amounts must be paid by the Clients. However, all parties hereto will use their reasonable best efforts to have any such amounts recovered.

3.        Billing and Payment.

(a)      After the end of each fiscal month of each Fiscal Year, the Company will invoice each Client for an amount equal to (i) one-twelfth (1/ 12) of the Fee plus (ii) the Expenses incurred by the Company in respect of the Services it has provided for such Client during such fiscal month; provided, however, that the monthly portion of the Fee due and payable by a Client during the Fiscal Year in which Services are first provided to such Client shall be in an amount equal to the Fee divided by the number of fiscal months remaining in such fiscal year as of the date, and inclusive of the fiscal month in which, the Client becomes a party to this Agreement.

(b)      Unless otherwise mutually agreed in writing, all amounts payable under this Agreement shall be paid by intercompany transfers.

4.        Term and Termination.

(a)      This Agreement shall become effective on the date hereof (the “Effective Date”) and shall terminate on the last day of the Company’s Fiscal Year, provided that, on such date and each Fiscal Year thereafter, this Agreement shall be automatically renewed for consecutive one-year terms (from the beginning of such Fiscal Year until the end of such Fiscal

Year, unless terminated sooner in accordance with Section 4(b) hereof. The period from the Effective Date until this Agreement is terminated is referred to as the “Term.”

(b)      This Agreement may be terminated at any time (i) by mutual written consent given by all the parties hereto, which mutual consent shall have immediate effect; (ii) by the Company, with respect to the Services provided to any one or more Clients, or, by any Client, with respect to the Services provided to such Client, upon one (1) year’s prior written notice to, in the case of the Company, the relevant Client or Clients, as the case may be, and, in the case of a Client, the Company.

5.        Disputes.  The parties hereto must attempt to resolve any dispute, controversy or claim arising out of this Agreement, or the breach, termination or validity hereof (each, a “Dispute”) first, by negotiating a resolution among the appropriate senior executives of each party involved in the Dispute who shall have the authority to resolve the matter. In the event a Dispute is identified, the identifying party shall initiate negotiations by providing a written request for dispute resolution to the other party specifically identifying the Dispute and the remedy or remedies sought. Within fourteen (14) calendar days of such notice being provided, the senior executives must make every attempt possible to negotiate a settlement and shall have an ongoing responsibility to continue to negotiate in order to achieve a resolution during the succeeding thirty (30) day period.

6.        Limitation of Liability; Indemnification.

(a)      Except as provided in this Agreement, in the absence of gross negligence or willful misconduct by the Company in the performance of its obligations under this Agreement, the Company and its affiliates and its and their respective officers, directors, employees, agents, representatives and attorneys-in-fact shall not be liable for any losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”), arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide the Services for which it is responsible hereunder to the Clients; provided, however, that in no event shall the Company be liable to any Client for any consequential damages, including lost profits, and provided, further, that the amount of damages payable by the Company to any Client under this Agreement, including pursuant to Section 6(b) hereof, for Losses incurred by such Client during a given fiscal year shall not exceed the amount of the Fee payable by the Client to the Company for the fiscal year during which such Loss was incurred by the Client.

(b)      The Company shall indemnify and hold the Clients and their respective officers, directors, employees, agents, representatives and attorneys-in-fact harmless from and against any and all Losses which the Clients may at any time suffer or incur, or become subject to, as a result of or in connection with the performance or nonperformance of the Services, but only to the extent such Losses arise out of the gross negligence or willful misconduct of the Company in connection with the performance of its obligations under this Agreement.

7.        Notice.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 7 prior to 5:00 p.m. (New York time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 7 later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (iii) when received, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address and facsimile number for such notices and communications shall be as follows

If to the Company:

Toys “R” Us – Delaware, Inc.

One Geoffrey Way

Wayne, NJ 07470

Facsimile: (973) 617-4006

Attn: Chief Financial Officer

With a copy to:

Toys “R” Us – Delaware, Inc.

One Geoffrey Way

Wayne, NJ 07470

Facsimile: (973) 617-4043

Attn: General Counsel

If to a Client:

To either the address set forth opposite such Client’s name on Schedule 1 hereto or to the address designated in such Client’s Joinder,

or such other address as the person to whom notice is to be given has furnished in writing to (i), in the case of the Company, each of the Clients, and (ii), in the case of a Client, the Company. A notice of change in address shall not be deemed to have been given until received by the addressee.

8.        Relationship of the Parties.  Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of buyer and seller of services nor be deemed to vest any rights, interests or claims in any third parties. The parties do not intend to waive any privileges or rights to which they may be entitled.

9.        Entire Agreement.  This Agreement, including all schedules and exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

10.        Assignment; Successors and Assigns.  This Agreement may not be assigned by any party or by operation of law or otherwise without the prior written consent of each of the other parties hereto (which consent may be granted or withheld in the sole discretion of any such other party or parties). Any assignment in contravention of this Section 10 shall be void. Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

11.        Amendment and Waiver.  This Agreement may be modified, amended or supplemented only in a writing executed by each of the parties hereto effected by such amendment. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. The failure or delay of any party to require strict performance by any other party of any right or remedy in this Agreement will not waive or diminish that party’s right to demand strict performance thereafter of that or any other provision hereof.

12.        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

13.        Interpretation.  When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The titles and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

14.        No Third-Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and, with respect to Section 6 above, the other persons specified therein, and should not be deemed to confer upon any other third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

15.        Further Assurances.  From time to time, each party hereto shall agree to execute and deliver such additional documents, and will provide such additional information, as the other parties hereto may reasonably require to carry out the terms of this Agreement.

16.        Governing Law.  This Agreement shall be governed by the laws of the State of New York.

17.        Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Toys “R” Us – Delaware, Inc.

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

Toys “R” Us, Inc.

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

Toys “R” Us International, LLC

By:	Toys “R” Us, Inc., its Managing Member

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

Geoffrey, Inc.

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: President

TRU (Vermont), Inc.

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: President

TRU – SVC, LLC

By:	Toys “R” Us – Delaware, Inc., its Managing Member

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

Toysrus.com, LLC

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

Babiesrus.com, LLC

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

Giraffe Properties, LLC

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

TRU 2005 RE Holding Co. I, LLC

By:	Wayne Real Estate Holding Company, LLC, its Managing Member

By:	Toys “R” Us, Inc., its Managing Member

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

MAP Real Estate, LLC

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

MPO Properties, LLC

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

Wayne Real Estate Company, LLC

By:	TRU 2005 RE Holding Co. I, LLC, its Managing Member

By:	Wayne Real Estate Holding Company, LLC, its Managing Member

By:	Toys “R” Us, Inc., its Managing Member

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

TRU 2005 RE I, LLC

By:	TRU 2005 RE Holding Co. I, LLC, its Managing Member

By:	Wayne Real Estate Holding Company, LLC, its Managing Member

By:	Toys “R” Us, Inc., its Managing Member

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

TRU 2005 RE II Trust

By:	TRU 2005 RE Holding Co. I, LLC, its Managing Trustee

By:	Wayne Real Estate Holding Company, LLC, its Managing Member

By:	Toys “R” Us, Inc., its Managing Member

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

TRU of Puerto Rico, Inc.

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

MAP 2005 Real Estate, LLC

By:	/s/ F. Clay Creasey
Name: F. Clay Creasey
Title: Chief Financial Officer

TRU (HK) Limited

By:	/s/ Robert S. Zarra
Name: Robert S. Zarra
Title: Director

SCHEDULE 1

CLIENTS

Client (Name and Address)

Toys “R” Us International, LLC One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

Toys “R” Us, Inc. One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

Geoffrey, Inc. One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

TRU (Vermont), Inc. One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

TRU – SVC, LLC One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

Toysrus.com, LLC/ Babiesrus.com, LLC One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

Giraffe Properties, LLC One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

TRU 2005 RE Holding Co. I, LLC One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

MAP Real Estate, LLC One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

MPO Properties, LLC One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

Wayne Real Estate Company, LLC One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

TRU 2005 RE I, LLC One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

TRU 2005 RE II Trust One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

TRU of Puerto Rico, Inc. One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

MAP 2005 Real Estate, LLC One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

TRU (HK) Limited One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

Toys “R” Us – Delaware, Inc. One Geoffrey Way, Wayne, NJ 07470 Attn: Corporate Controller

SCHEDULE II

DEPARTMENT BUDGET

See attached (which shall be kept in the possession of the Corporate Controller)

SCHEDULE III

COMPANY AND CLIENT APPROVED BUDGET

See attached (which shall be kept in the possession of the Corporate Controller)

SCHEDULE IV

CALCULATION OF THE FEE

EXHIBIT A

FORM OF ACCESSION LETTER

(On Letterhead of the new Client)

[DATE]

Toys “R” Us – Delaware, Inc.

One Geoffrey Way

Wayne, NJ 07470-2035

Fax: (973) 617-4006

Attn: Chief Financial Officer

Dear Sirs:

Re:	Domestic Services

Reference is made to the Domestic Services Agreement, dated as of January 29, 2006 (the “Agreement”), entered into in respect of certain services as specified therein. Terms defined in the Agreement shall have the same meaning in this letter. For the purposes of the Agreement, our details for the service of notices are as follows: (insert name, address, attention and facsimile number).

In consideration of Toys “R” Us – Delaware, Inc.’s (the “Company”) agreeing to provide certain services to us, our becoming a Client for all purposes of the Agreement, we hereby undertake, for the benefit of the Company, that we will perform and comply with all the duties and obligations expressed to be assumed by a Client under the Agreement as if originally named as a Client therein. By signing below, the Company, with effect from the date hereof, agrees that Client shall become a party to the Agreement, vested with all the authority, rights, powers, duties and obligations of a Client as if originally named as a Client under the Agreement. This letter and the rights and obligations of the undersigned Client arising hereunder shall in all respects be governed by and construed in accordance with the laws of the State of New York (without regard to the principles of conflicts of laws thereof).

The parties hereby agree that the Fee for the remaining portion of the Fiscal Year ended                      shall be: $                    .

Yours faithfully, [Name of new Client]

By:
Name: Title:

Accepted and Agreed:

TOYS “R” US – DELAWARE, INC.

By:
Name: Title: